Exhibit 4(m)

                      WELLS FARGO & COMPANY
                       FLOATING RATE NOTE

REGISTERED                                                           REGISTERED


THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FDIC OR
ANY OTHER FEDERAL AGENCY.

UNLESS THIS CERTIFICATE IS DESIGNATED BELOW AS "BOOK-ENTRY," THEN UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("THE DEPOSITARY," WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE NOTES) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR OTHER SUCH NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT MADE HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS THIS CERTIFICATE IS DESIGNATED BELOW AS "BOOK-ENTRY," THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


NOTE NUMBER: __________                 CUSIP NO.: __________                  PRINCIPAL AMOUNT:  U.S.$__________

TRADE DATE:  __________                 ORIGINAL ISSUANCE DATE: __________     STATED MATURITY:  __________

ISSUE PRICE: __________                 INITIAL INTEREST RATE: __________%     REGULAR RECORD DATES:  __________

SELLING AGENT'S DISCOUNT
  OR COMMISSION:  __________%           INTEREST PAYMENT DATES: __________     REGISTERED HOLDER: __________

NET PROCEEDS TO ISSUER:  $__________




INTEREST RATE BASIS:                        INDEX MONTHLY:                           INTEREST PAYMENT PERIOD:

/ /  Commercial Paper Rate                  / /  Daily       / /  5 Year             / /  Monthly
/ /  LIBOR Telerate (Unless LIBOR           / /  1 Month     / /  7 Year             / /  Quarterly
       Reuters is designated below)         / /  3 Months    / /  10 Year            / /  Semi-annually
          / /  LIBOR Reuters                / /  6 Months    / /  20 Year            / /  Annually
/ /  Treasury Rate                          / /  2 Year      / /  Other
/ /  CD Rate                                / /  3 Year
/ /  CMT Rate (Telerate Page 7052-Week      SPREAD: +/- ________________ Basis Points
       Unless otherwise designated below)   and/or SPREAD MULTIPLIER:_______________%

       / /  Telerate Page 7052-Month
       / /  Telerate Page 7055              MAXIMUM INTEREST RATE: __________%
                                            MAXIMUM INTEREST RATE: __________%
/ /  Federal Funds Effective Rate
/ /  11th Dist. Cost of Funds Rate          FIRST INTEREST RESET DATE:________
/ /  Other (see attached)



INTEREST RESET FREQUENCY:

/ /  Daily                            / /  Weekly       / /  Monthly                 / /  Quarterly
/ /  Semi-annually during the                           / /  Annually during the
     months of ________ and ________                         month of __________



REDEMPTION:                                                         REPAYMENT:
/ /  The Note cannot be redeemed prior to maturity                  The Note cannot be repaid prior to maturity
/ /  The Note may be redeemed prior to maturity                     The Note may be repaid prior to maturity
     Earliest Redemption Date:___________________                   at the option of the holder of the Note
     Initial Redemption Price____________________%
     Annual Redemption Price Reduction:__________%                  Repayment Date(s):_____________
     Sinking Fund Redemption Dates:______________%                  Repayment Price:_______________%
     Sinking Fund Amount:________________________



DISCOUNT NOTE:  / /  Yes       / /  No                              RANKING:                       FORM:


Total Mount of OID:  __________

Yield to Maturity:  __________                                      / /  Senior                    / /  Book Entry
                                                                    / /  Subordinated              / /  Certificated
Initial Accrual Period:  __________

OTHER PROVISIONS:  __________



         WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company" which term includes any successor corporation under the Indenture (as defined below)), for value received, hereby promises to pay to the registered holder named above or registered assigns, the principal amount specified above (the "Principal Amount") on the Stated Maturity specified above (the "Stated Maturity") (unless earlier redeemed or repaid) and to pay to the registered holder hereof as hereinafter provided interest on said Principal Amount at the per annum initial interest rate specified above (the "Initial Interest Rate") until the first Interest Reset Date (as defined below) specified above following the date of original issuance of this Security (the "Original Issuance Date") specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of Prime Rate," "Determination of LIBOR," "Determination of Treasury Rate," "Determination of Certificate of Deposit Rate," "Determination of CMT Rate," "Determination of Federal Funds Effective Rate," or "Determination of Eleventh District Cost of Funds Rate" below, depending upon whether the Interest Rate Basis (the "Interest Rate Basis") specified above is Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, Certificate of Deposit Rate ("CD Rate"), CMT Rate, Federal Funds Effective Rate, or Eleventh District Cost of Funds Rate, which rate may be adjusted by adding or subtracting the Spread and/or by multiplying the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. The "Spread," if any, is the number of basis points designated above, and the "Spread Multiplier," if any, is the percentage designated above. Interest will accrue from the Original Issuance Date or from the most recent Interest Payment Date (as defined on the reverse hereof) to which interest has been paid or duly provided for. The Company will pay interest monthly, quarterly, semiannually or annually, as specified above under "Interest Payment Period," commencing with the first Interest Payment Date specified above next succeeding the Original Issuance Date, thereafter on the Interest Payment Dates (as defined below) specified above and on the Stated Maturity and on any earlier Redemption Dates or Repayment Dates (but only as to the principal due on such earlier dates); provided, however, that if the Original Issuance Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date. The "Regular Record Date" shall be 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Business Day. The rate of interest payable on this Security shall be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified above under "Interest Reset Frequency". The interest so payable on this Security, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities in exchange for or upon transfer of which this Security was issued between the Regular Record Date for payment of such interest and the Interest Payment Date), is registered at the close of business on the Regular Record Date for payment of such interest; provided, however, that interest payable on this Security at the Stated Maturity or upon earlier redemption or repayment, if applicable, shall be paid to the person to whom the principal is paid. Interest shall be calculated on the basis of actual days elapsed and a year of 360 days, except that interest for Treasury Rate Securities and CMT Rate Securities will be calculated on the basis of the actual number of days in the year. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown above, and in no event be greater than the maximum interest rate permitted by applicable law. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder hereof on such Regular Record Date and shall be paid to the person in whose name this Security (or one or more predecessor Securities, in exchange for or upon transfer of which this Security was issued between the record date for the payment of such defaulted interest and the date fixed for the payment of such defaulted interest) is registered at the close of business on the record date for the payment of such defaulted interest. The record date for the payment of defaulted interest shall be the fifth day next preceding the date fixed by the Company for the payment of the defaulted interest, established by notice given by first-class mail to the holder of this Security not less than 10 days preceding such record date, or if such fifth day is not a Business Day (as defined below), the Business Day next preceding such fifth day. The term "Business Day" shall mean (a) with respect to any Security, any day which is not a Saturday or Sunday and which, in the City of San Francisco or in the City of New York, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close, and (b) with respect to LIBOR Securities only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day").

                               2.

         This Security may be presented for the payment of principal and premium, if any, and interest payable at the Stated Maturity or at any earlier Redemption Date or Repayment Date at the offices or agencies of the Company maintained for such purposes in San Francisco and New York City, in immediately available funds and in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on this Security may be made by United States dollar check mailed on the applicable Interest Payment Date to the address of the person entitled thereto as such address shall appear in the Register. The Company may also appoint additional paying agents. For interest payments on a Security of U.S. $5,000,000 or more in principal amount, the holder of such Security may elect at any time to have payment made in immediately available funds; where the principal of the Security is less than U.S. $5,000,000, payment will be made in immediately available funds only if agreed to on a case-by-case basis by the Company. Interest payments on Securities shall not be made in immediately available funds unless written instructions have been presented to the Trustee (or any other paying agent duly appointed) at least 15 days prior to the relevant Regular Record Date.

         Notwithstanding the provisions of the immediately preceding paragraph, if this Security is designated on the face hereof as "Book-Entry," then so long as this Security is registered in the name of The Depository Trust Company (the "Depositary," which term includes any successor depositary) or a nominee of the Depositary, (A) payment of the principal of, premium, if any, and interest on this Security due at Stated Maturity or any earlier Redemption Date or Repayment Date will be made by wire transfer of immediately available funds upon presentation and surrender of this Security to the Trustee or to the designated office of any additional paying agent; provided that this Security is presented to the Trustee or other such paying agent in time for it to make such payment in accordance with its normal procedures; and (B) payments of interest on this Security (other than at Stated Maturity or at any earlier Redemption Date or Repayment Date), will be made by wire transfer to such account as has been appropriately designated to the Trustee or other paying agent by the person entitled to such payments (and, if such person is the Depositary or a nominee of the Depositary, such payments of interest will be made in accordance with the Depositary's customary practices).

         This Security is one of a duly authorized issuance of Securities (as defined on the reverse hereof) of the Company which have been issued under and are governed by the terms of
(i) if this Security is designated above as "Senior," an indenture dated as of September 1, 1984, as amended by the First Supplemental Indenture dated as of April 15, 1986, the Second Supplemental Indenture dated as of June 30, 1987, and the Third Supplemental Indenture dated as of January 23, 1991 between the Company and Chemical Bank, as successor Trustee (the "Medium-Term Notes") or (ii) if this Security is designated above as "Subordinated," an indenture dated as of December 10, 1992 between the Company and Marine Midland Bank, as Trustee (the "Medium-Term Notes, Series B") (the relevant indenture is herein called the "Indenture" and the relevant trustee is hereinafter called "Trustee," which term includes any successor trustee under the Indenture).

         If this Security is designated above as "Subordinated," then the indebtedness of the Company evidenced by this Security, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company and each holder of a Security of this series, by acceptance thereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

         If this Security is designated above as "Subordinated," then (i) payment of principal may be accelerated only in the case of certain events of bankruptcy, insolvency or reorganization of the Company or of Wells Fargo Bank, National Association and
ii) there is no right of acceleration in the case of a default in the performance of any covenant, including a default in the payment of interest or principal.

         The provisions of this Security are continued on the reverse hereof and the provisions thereof set forth shall for all purposes have the same effect as though fully set forth at this place. References herein to "this Security," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified under "Other Provisions" above.


                               3.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Security, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its, or its Authenticating Agent's, authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this instrument to be signed manually or in facsimile, by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be imprinted thereof

DATED:                           WELLS FARGO & COMPANY

         [Corporate Seal]        By___________________
                                   Chairman

                                 By___________________
Attest:                            Secretary

_____________________
Secretary





                  CERTIFICATE OF AUTHENTICATION

         This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

[if this Security is designated above as "Senior":]

CHEMICAL BANK,        or     CHEMICAL TRUST COMPANY
as Trustee                   OF CALIFORNIA,
                             as Authenticating Agent
                             for the Trustee

By__________________         By__________________
  Authorized Officer           Authorized Officer



[if this Security is designated above as "Subordinated":]

MARINE MIDLAND BANK, or      CHEMICAL BANK, or
as Trustee                   as Authenticating Agent
                             for the Trustee

By__________________         By__________________
  Authorized Officer           Authorized Officer

                             CHEMICAL TRUST
                             COMPANY OF CALIFORNIA,
                             as Authenticating Agent
                             for the Trustee


                             By:__________________
                                Authorized Officer

                               4.

                         Reverse of Note

                      WELLS FARGO & COMPANY

                        MEDIUM-TERM NOTE


         If this Security is designated above as "Senior," it is one of a duly authorized issuance of securities of the Company designated as its Medium-Term Notes. If this Security is designated above as "Subordinated," it is one of a duly authorized issuance of securities of the Company designated as its Subordinated Medium-Term Notes, Series B (the Medium-Term Notes or the Subordinated Medium-Term Notes, Series B, as the case may be, are hereinafter referred to as the "Securities"). This Security shall be issuable only in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         If so indicated on the face hereof, this Security may be redeemed at the option of the Company prior to its Stated Maturity. This Security may not be redeemed before the earliest redemption date, if any, stated on the face hereof (the "Earliest Redemption Date"). If no Earliest Redemption Date is indicated on the face hereof, this Security is not redeemable at the option of the Company prior to the Stated Maturity hereof. On or after the Earliest Redemption Date as specified on the face hereof, if any, this Security may be redeemed at the option of the Company as a whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall be at least $1,000) at the applicable Redemption Price. The "Redemption Price" shall initially be the Initial Redemption Price set forth on the face hereof and shall decline, at each anniversary of the Earliest Redemption Date, to an amount equal to the prior Redemption Price less the Annual Redemption Price Reduction indicated on the face hereof, or if no Initial Redemption Price is indicated on the face hereof, at 100% of the Principal Amount to be redeemed, in each case together with accrued interest to the Redemption Date. This Company shall redeem the principal amount of this Security set forth on the face hereof ("Sinking Fund Amount") on each of the sinking fund redemption dates, if any, set forth on the face hereof ("Sinking Fund Redemption Dates") together with accrued interest applicable to the Sinking Fund Redemption Date. If no Sinking Fund Amount is set forth on the face hereof, the Company shall not have any obligation to redeem this Security before its Stated Maturity. The Company may reduce the Sinking Fund Amount to be redeemed on any Sinking Fund Redemption Date by subtracting 100% of the principal amount (excluding premium) of any Security owned by the Company and surrendered to the Trustee for cancellation of which the Company becomes the beneficial owner and has so notified the Trustee on or before the applicable Sinking Fund Redemption Date or that the Company has redeemed or repaid other than pursuant to the second preceding sentence, in each case on or before the applicable Sinking Fund Redemption Date. The Company may so credit the same principal amount of the Security only once. Notice of any redemption pursuant to this paragraph will be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption as provided in the Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor and terms and in authorized denominations, for the unredeemed portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof. In case of redemption at the option of the Company of less than all of the Securities of this series at the time outstanding the Company may, by written notice to the Trustee, direct that Securities of such series to be redeemed shall be selected from among groups of such Securities having specified tenor or terms, and the Trustee shall thereafter select the particular Securities to be redeemed in such manner as the Trustee deems fair, as provided in the Indenture. As used herein, the term "Redemption Date" means any Sinking Fund Redemption Date and any date fixed for redemption of all or any of the Securities at the option of the Company.

         This Security is subject to repayment in whole or in
part in any whole multiple of $1,000 (provided that any remaining principal amount of this Security shall be at least $1,000) on the Repayment Dates set forth on the face hereof at the option of the holder hereof, at a price (the "Repayment Price") set forth on the face hereof or if no Repayment Price is so set forth, at 100% of the principal amount, in each case together with interest payable to the date of repayment. To be repaid at the option of the holder this Security must be received, with the form at the foot of this Security titled "Option to Elect Repayment" duly completed, by the Company at any office or agency of the Company maintained for the payment of principal and interest, transfer and exchange

                               5.

in the City and County of San Francisco, State of California, or in the Borough of Manhattan, the City of New York, State of New York (or at such additional addresses of which the Company shall notify the holders of the Securities of this series), not less than 15 nor more than 45 days prior to the date of repayment. Effective exercise of the repayment option by the holder of this Security shall be irrevocable. In any case where any Repayment Date set forth on the face hereof is not a Business Day (notwithstanding any other provision of the Indenture or the Securities of this series) then payment of the Repayment Price and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such Repayment Date. If no Repayment Date is indicated hereon, this Security is not subject to repayment at the option of the holder.

      Upon surrender of this Security for repayment in accordance with the provisions set forth above, this Security (or portion thereof surrendered for repayment) shall, on the Repayment Date, become due and payable at the Repayment Price, together with accrued interest to the Repayment Date, and the Company shall pay such amounts on the Repayment Date.

        In the event of repayment of this Security in part only, a new Security or Securities of this series, of like tenor and terms and in authorized denominations, for the unrepaid portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof.

         Commencing with the First Interest Reset Date specified on the face hereof, the rate at which interest on this Security is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under "Interest Reset Frequency." Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates but not including the next succeeding Interest Reset Date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

         The Interest Reset Dates will be, in the case of Securities which reset daily, each Business Day, in the case of Securities (other than Treasury Rate Securities) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Securities which reset weekly, the Tuesday of each week (except as set forth in the last sentence of the next succeeding paragraph below); in the case of Securities which reset monthly (other than the Eleventh District Cost of Funds Rate Securities), the third Wednesday of each month; or, in the case of Eleventh District Cost of Funds Rate Securities, all of which reset monthly; the first calendar day of each month in the case of Securities which reset quarterly, the third Wednesday of March, June, September and December; in the case of Securities which reset semi-annually, the third Wednesday of two months of each year that are six months apart, as specified on the face hereof under "Interest Rate Frequency"; and in the case of Securities which reset annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that the interest rate in effect from the date of issuance to the first Interest Reset Date with respect to a Security will be the Initial Interest Rate indicated on the face thereof. If any Interest Reset Date for any Security would otherwise be a day that is not a Business Day for such Security, the Interest Reset Date for such Security shall be postponed to the next day that is a Business Day for such Security, except that in the case of a LIBOR Security, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         The Interest Determination Date pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Security (the "Commercial Paper Interest Determination Date"), (b) a Prime Rate Security (the "Prime Rate Interest Determination Date"), (c) a CD Rate Security (the "CD Rate Interest Determination Date"), (d) a CMT Rate Security (the "CMT Rate Interest Determination Date"), and (e) a Federal Funds Rate Security (the "Federal Funds Interest Determination Date") will be the second Business Day preceding the Interest Reset Date with respect to such Security. The Interest Determination Date pertaining to an Interest Reset Date for an Eleventh District Cost of Funds Rate Security (the "Eleventh District Cost of Funds Rate Interest Determination Date") will be the last working day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below under "Determination of Eleventh District Cost of Funds Rate"). The Interest Determination Date pertaining

                               6.

to an Interest Reset Date for a LIBOR Security (the "LIBOR Interest Determination Date") will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Security (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

         Unless otherwise indicated above, interest will be payable, in the case of Securities which reset daily, weekly, or monthly (except for Eleventh District Cost of Funds Rate Securities), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year as specified on the face hereof; in the case of Eleventh District Cost of Funds Rate Securities, which reset monthly, on the first Business Day of each month or the first Business Day of March, June, September and December as specified above; in the case of Securities which reset quarterly, on the third Wednesday of March, June, September and December of each year; in the case of Securities which reset semi-annually, on the third Wednesday of the two months of each year specified on the face hereof; and in the case of Securities which reset annually, on the third Wednesday of the month specified on the face hereof (each an "Interest Payment Date"), and in each case, at any Redemption Date or Repayment Date and Stated Maturity. If an Interest Payment Date with respect to any Security (other than an Interest Payment Date that falls on a Redemption Date or a Repayment Date with respect to the principal amount due and payable on such date, and other than an Interest Payment Date which falls on the Stated Maturity) would otherwise fall on a day that is not a Business Day with respect to such Security, the Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Security, except that in the case of a LIBOR Security, if such Business Day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a Business Day with respect to such LIBOR Security.

         Interest payments shall be for the amount of interest accrued to, but excluding, the Interest Payment Date. With respect to this Security, accrued interest from the Original Issuance Date or from the last date to which interest has been paid is calculated by multiplying the Principal Amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Original Issuance Date, or from the last date to which interest has been paid, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if five one- millionths or more of a percentage point and rounded downwards if less than five one-millionths of a percentage point, if necessary, to the next higher or lower, as the case may be, one hundred-thousandth of a percentage point (e.g., 9.876545% or .09876545 being rounded to 9.87655% or .0987655, respectively)) for each such day is computed by dividing the interest rate (expressed as a decimal rounded upwards if five one-millionths or more of a percentage point and downwards if less than five one-millionths of a percentage point, if necessary, to the next higher or lower, as the case may be, one hundred-thousandth of a percentage point) applicable to such date by 360, in the case of Commercial Paper Rate Securities, Prime Rate Securities, LIBOR Securities, CD Rate Securities, Federal Funds Rate Securities or Eleventh District Cost of Funds Rate Securities, or by the actual number of days in the year, in the case of CMT Rate Securities and Treasury Rate Securities. All dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

         Notwithstanding the foregoing, if this Security is designated above as having an Addendum attached, this Security shall bear interest in accordance with the terms described in such Addendum.

         Upon the request of the holder of any Security, the calculation agent as specified on the face hereof (the "Calculation Agent") will provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Security. Unless otherwise specified on the face hereof, the "Interest Calculation Date," where applicable, pertaining to any Interest Determination Date will be the earlier of (a) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day,

                               7.

or (b) the Business Day preceding the applicable Interest Payment
Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be.

         DETERMINATION OF COMMERCIAL PAPER RATE. The interest rate payable with respect to this Security shall be calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof.
"Commercial Paper Rate" means, with respect to each Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected
Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Interest Calculation Date indicated hereon pertaining to such Interest Determination Date, as specified above, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite
3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money
Market Yield of the arithmetic mean (rounded to the nearest one hundred-thousand of a percent) of the offered rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation
Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate then in effect on such Commercial Paper Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage rounded to the next higher one hundred-thousandth of a percentage point) calculated in accordance with the following formula:


     Money Market Yield   =    D x 360
                               -------------   x 100
                               360 - (D x M)


where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         DETERMINATION OF PRIME RATE. The interest rate payable with respect to this Security shall be calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 AM, New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appear on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three, or two if only two such rates are quoted, major money center banks in the City of New York selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company). If fewer than two such rates appear on the Reuters

                               8.

Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by three, or two if only two such rates are quoted, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company) to provide such rate or rates; provided, however, that if fewer than two such substitute banks or trust companies selected as aforesaid are quoting as mentioned in this sentence, the Prime Rate will remain the Prime Rate then in effect on such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

         DETERMINATION OF LIBOR. The interest rate payable with respect to this Security shall be calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

                  (i) With respect to each LIBOR Interest
         Determination Date specified on the face hereof, either, as specified on the face hereof: (a) the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on the LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the Index Maturity designated on the face hereof, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). Unless otherwise indicated on the face hereof, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (ii) below.

                  (ii) With respect to a LIBOR Interest
         Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page, as described in
         (i)(a) above, or on which no rate appears on the Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity designated on the face hereof offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks ("Reference Banks") in the London interbank market selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company) to prime banks in the London interbank market commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates

                               9.

         quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company) for loans in U.S. dollars to leading European banks having the specified Index Maturity designated on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be LIBOR then in effect on such LIBOR Interest Determination Date.

         DETERMINATION OF TREASURY RATE. The interest rate payable with respect to this Security shall be calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities-Treasury Bills/Auction Average (Investment)" or, if not so published by 3:00 P.M., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, as specified above, the auction average rate (expressed as a bond equivalent, rounded to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Interest Calculation Date, or if no such auction is held in that particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, rounded to the nearest one hundred-thousandth of a percentage point, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company), for the issuance of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate then in effect on such Interest Determination Date.

         DETERMINATION OF CERTIFICATE OF DEPOSIT RATE. The interest rate payable with respect to this Security shall be calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "CD Rate" means, with respect to each Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not so published by 3:00 P.M., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, as specified above, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If such rate is neither published in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Interest Calculation Date, the CD Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in the City of New York selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company) for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity indicated hereon in a denomination of U.S. $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such Interest Determination Date.


                               10.

         DETERMINATION OF CMT RATE. The interest rate payable
with respect to this Security shall be calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "CMT Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve
Board Release H.15 . . . . Mondays Approximately 3:45 P.M., under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the rate for the week, or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity
Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Interest Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and be a yield to maturity, based on the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in the City of New York selected by the Calculation
Agent (from five such Reference Dealers selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in the
City of New York (from five such Reference Dealers selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT
Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant
Maturities as reported in H.15(519)), for the purpose of displaying Treasury

                               11.

Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052 for the most recent week.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, or 30 years) specified on the face hereof under "Index Maturity" with respect to which the CMT Rate will be calculated. If no such Index Maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

         DETERMINATION OF FEDERAL FUNDS EFFECTIVE RATE. The interest rate payable with respect to this Security shall be calculated with reference to the Federal Funds Effective Rate and the Spread and/or Spread Multiplier, if any, specified on the face hereof. "Federal Funds Effective Rate" means, with espect to each Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not so published by 3:00 P.M., New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, as specified above, the Federal Funds
Effective Rate will be the rate on such Interest Determination
Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate" If such rate is neither published in H.15(519) nor in Composite Quotations by 3:00 P.M., New York City time, on such Interest Calculation Date, the Federal Funds Effective Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded to the nearest one hundred-thousandth of a percentage point) of the rates as of 9:00 A.M., New York City time, on such Interest Determination Date of the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in the City of New York selected by the Calculation Agent (which, if other than the Company, shall be selected by the Calculation Agent after consultation with the Company); provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Interest Determination Date.

         DETERMINATION OF ELEVENTH DISTRICT COST OF FUNDS RATE.
The interest rate payable with respect to this Security shall be calculated with reference to the Eleventh District Cost of Funds
Rate and the Spread and/or Spread Multiplier, if any, specified above. "Eleventh District Cost of Funds Rate" means, with respect to any Eleventh District Cost of Funds Rate Interest Determination Date, the rate equal to the monthly weighted average cost of funds r the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date
Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination ate. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh
District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Cost of Funds
Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date shall be the Eleventh
District Cost of Funds Rate in effect on such Eleventh District
Cost of Funds Rate Interest Determination Date.

         "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

         The Calculation Agent shall calculate the interest rate and the amount of interest payable on this Security in accordance with the foregoing on or before each Interest Calculation Date.

         The Calculation Agent will, upon the request of the registered holder of this Security, provide the interest rate then in effect, and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to this Security.

                               12.

         (A) If this Security is designated above as "Senior," in case an Event of Default with respect to this series, as defined in the Senior Indenture, or (B) if this Security is designated above as "Subordinated," in case of certain events of bankruptcy, insolvency or reorganization of the Company or Wells Fargo Bank, National Association, shall have occurred and be continuing, then in either such case the principal of all of the Securities of this series, together with accrued interest, may be declared, and upon such declaration shall become due and payable, in the manner with the effect and subject to the conditions provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the Securities of the series (such series or all series voting as one class, if more than one series are so entitled), as were entitled to declare such Event of Default, then outstanding (determined for any series of Securities as in the Indenture provided). It is also provided in the Indenture that the holders of a majority in principal amount of all of the Securities as to which a default has occurred (all series voting as one class) at the time outstanding (determined for any series of securities as in the Indenture provided) may, on behalf of the holders of all of the Securities of such series, waive any past default in respect of such Securities under the Indenture and its consequences, except a default in the payment of the principal of or interest on any of such Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Security so affected and except as otherwise provided therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in principal amount of the Securities of all senses at the time outstanding (determined for any series of Securities and evidenced as in the Indenture provided) so affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on any Security is determined if such change could reduce the rate of interest thereon, or reduce the minimum or maximum rate of interest thereon or reduce any amount payable upon redemption or repayment thereof, or make the principal thereof or interest thereon or any overdue principal amount payable in any coin or currency other than that therein prescribed, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then outstanding. The Indenture also contains a provision permitting the holders of a majority in principal amount of all of the Securities of all series affected (all series voting as one class) at the time outstanding (determined for any series of Securities and evidenced as in the Indenture provided) to waive compliance with any covenant or condition contained in the Indenture before the time for such compliance.

         No recourse shall be had for the payment of the principal of (and premium, if any) or the interest on this Security, or for any liability based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company, or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The transfer of this Security is registrable by the registered owner hereof in person or by his attorney duly authorized in writing at the office of the Company or at the office of any registrar of the Securities or any transfer agent designated by the Company for such purpose. Subject to the terms of the Indenture, upon payment of a sum sufficient to reimburse the Company for any tax or other governmental charge incident to transfer, and upon surrender of this Security upon any such registration of transfer, a new Security or Securities of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange hereof.


                               13.

         Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, the Authenticating Agent, if any, and any agent of the Company or the Trustee may treat the person in whose name this Security is registered upon the Register as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest due hereon and for all other purposes, and neither the Company, the Trustee, the Authenticating Agent, if any, nor any agent of the Company or the Trustee shall be affected by any notice or knowledge to the contrary.

         As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing default with respect to this series, the holders of not less than 25% in principal amount of the outstanding Securities (considered as one class) shall have made written request upon, and offered reasonable indemnity to, the Trustee to institute such proceeding as Trustee, the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Securities a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the registered holder hereof for the enforcement of payment of the principal of (premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or provide for the payment of the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

         If this Security is designated on the face hereof as "Senior," then this Security will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. If this Security is designated on the face hereof as "Subordinated," then the indebtedness of the Company evidenced by this Security is, to the extent and in the manner set forth in the Indenture, subordinated and junior in right of payment to its obligations to holders of Senior Indebtedness of the Company.

         Terms used herein and not otherwise defined herein, which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Security, the holder hereof agrees to be bound by the provisions of the Indenture.

         This Security shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

              ------------------------------------



                               14.

                    OPTION TO ELECT REPAYMENT

         The undersigned hereby requests and irrevocably instructs the Company to repay the within Security on the first Repayment Date set forth on the face hereof occurring not less than 15 nor more than 45 days after the date of receipt of the within Security by the Company at an office or agency of the Company maintained for the payment of principal and interest, transfer and exchange in the City and County of San Francisco, State of California or in the Borough of Manhattan, The City of New York, State of New York (or at such other addresses of which the Company shall notify the registered holders of the Securities of this series).

         (    )   In whole

         (    )   In part equal to $______________ (must be a whole multiple of $1,000; remaining principal amount must be at least
                  $1,000)

at a price equal to the Repayment Price set forth on the face hereof, or if no Repayment Price is so set forth, at 100% of the principal amount, in each case together with interest accrued to the date of repayment.

Signature                 Please print or type name and addrress:

                          ______________________________________
                          ______________________________________
______________________    ______________________________________




NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.
         Please print or type name and address:



                               15.

                           ASSIGNMENT



FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert Social Security
or other identifying number of
assignee:

______________________________



____________________________________________________________________
       (Name and Address of Assignee, including zip code, must be printed or typewritten)


____________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


______________________ Attorney to transfer said Note on the Security Register of the Company, with full power of substitution in the premises.


Dated:



                 ________________________________________________
         NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.



                               16.